UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 12, 2017

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On July 12, 2017, CytRx Corporation (the “Company, "our," or "we") held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 116,675,395 shares, or approximately 76.7% of all outstanding shares of common stock, were present either in person or by proxy. The following is a brief description of each matter voted upon and the certified voting results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

(1) To elect Steven A. Kriegsman to serve as a Class II director until the 2020 Annual Meeting of Stockholders;

(2) To approve an amendment to our Restated Certificate of Incorporation to enable our board of directors, in its discretion, to effect a reverse stock split of our outstanding common stock at any time prior to the 2018 annual meeting of our stockholders in the range of between 1-for-3 and 1-for-8 shares;

(3) To approve an amendment to our 2008 Stock Incentive Plan to fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any;

(4) To approve an amendment to our 2008 Stock Incentive Plan to fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the "Section 162(m) limitation," at 1,500,000 shares, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split, if any;

(5) To approve an amendment to our Restated Certificate of Incorporation to increase the total number of shares of all classes of stock that we shall have the authority to issue to up to Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shall be common stock, par value $0.001 per share, and Five Million (5,000,000) shall be preferred stock, par value $0.01 per share, which amendment will be effected only if Proposal 2 relating to the reverse stock split is not approved or the reverse stock split is not effected;

(6) To recommend, by advisory vote, the frequency of future stockholder advisory votes to approve the compensation of our named executive officers;

(7) To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement; and

(8) To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Voting Results

Proposal 1: Mr. Kriegsman was elected as a Class II director, having received a plurality of the votes with 31,094,549 “FOR” votes and 40,333,756"WITHHELD” votes. In addition, there were 45,247,090 broker non-votes in connection with this proposal.

Proposal 2: This proposal was not approved by the stockholders, with 54,209,769 “AGAINST” votes, 52,402,503 “FOR” votes and10,063,123 “ABSTAIN” votes. There were no broker non-votes.

Proposal 3: This proposal was not approved by the stockholders, with 54,332,233 “AGAINST” votes, 12,721,312 “FOR” votes and 4,374,760 “ABSTAIN” votes. There were 45,247,090 broker non-votes in connection with this proposal.

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Proposal 4: This proposal was not approved by the stockholders, with 52,941,116 “AGAINST” votes, 14,345,643 “FOR” votes and 4,141,546 “ABSTAIN” votes. There were 45,247,090 broker non-votes in connection with this proposal.

Proposal 5: This proposal was not approved by the stockholders, with 74,993,781 “AGAINST” votes, 38,907,162 “FOR” votes and 2,774,452 “ABSTAIN” votes. There were 45,247,090 broker non-votes in connection with this proposal.

Proposal 6: 42,825,968 votes for Annual, 4,592,790 votes for Biannual, 14,609,028 votes for Triennial, 9,400,519 Abstain. In accordance with the foregoing vote, at the meeting held on July 12, 2017 immediately after the Annual Meeting, our Board of Directors decided to include annually an advisory stockholder vote on the compensation of executives in its proxy material until the next required vote on the frequency of stockholder votes on the compensation of directors.

Proposal 7: This proposal was not approved with 44,993,007 “AGAINST” votes, 20,466,315 “FOR” votes and 5,968,983 “ABSTAIN” votes. There were 45,247,090 broker non-votes in connection with this proposal.

Proposal 8: This proposal was approved with 92,183,858 “FOR” votes, 16,824,152 “AGAINST” votes and 7,667,385 “ABSTAIN” votes. There were no broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2017	CYTRX CORPORATION

	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

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